EXHIBIT 23.4
CONSENT OF GEOFFREY C. REED, B APP SC

EXHIBIT 23.4
CONSENT OF GEOFFREY C. REED, B APP SC

August 28, 2013

CONSENT OF EXPERT

VIA EDGAR

United States Securities and Exchange Commission:

RE:	Tasman Metals Ltd. Filing of a Registration Statement on Form F-3 dated August 28, 2013 (the “Registration Statement”)

To Whom It May Concern:

I refer to the following (collectively the “Reports”) all of which are referenced in the Registration Statement or documents incorporated by reference therein:

1.
The amended and restated technical report entitled “Amended and Restated Preliminary Economic Assessment NI 43-101 Technical Report for the Norra Kärr (REE - Y - Zr) Deposit, Gränna, Sweden” dated July 9, 2013, which the undersigned has prepared (the "Norra Kärr PEA Report");

2.	The technical report entitled “NI 43-101 Technical Report, Norra Karr REE - Zirconium Deposit, Granna, Sweden” dated January 20, 2011, which the undersigned has prepared (the “Technical Report”);
3.
The amended and restated technical report entitled “Amended and Restated Technical Report for Olserum REE Deposit, Southern Sweden” dated June 20, 2013, which the undersigned has prepared (the “Olserum Report”);

4.
The technical report titled “Technical Report for Seven Mineral Exploration Claims in Northern Sweden including Calculation of Current Mineral Resource Estimates for the Sautusvaara and Vieto Iron Properties” dated May 1, 2009, which the undersigned has prepared (the “Northern Sweden Report”);

5.	Certain technical information in the Management’s Discussion and Analysis for the Year Ended August 31, 2012, which I verified; and
6.	Certain technical information in the Management’s Discussion and Analysis for the Nine Months Ended May 31, 2013, which I verified.

I hereby consent to the use of my name and the Reports, and summaries thereof, and inclusion and incorporation by reference of thereof and information derived from such Reports in the Registration Statement.

I confirm that I have read the Registration Statement and I have no reason to believe that there are any misrepresentations that are derived from the Reports or that are within my knowledge as a result of the services I performed in connection with such Reports.

Yours truly,

/s/Geoffrey C. Reed
____________________________________
Geoffrey C. Reed, B App Sc